UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on December 11, 2013, UNS Energy Corporation (UNS Energy) entered into an Agreement and Plan of Merger pursuant to which a subsidiary of Fortis Inc. (Fortis) would merge into UNS Energy (Merger) and UNS Energy would become an indirect wholly-owned subsidiary of Fortis.

On June 13, 2014, the United States Federal Trade Commission granted UNS Energy's request for early termination of the waiting period with respect to the proposed acquisition by Fortis under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger was approved by UNS Energy shareholders on March 26, 2014 and by the Federal Energy Regulatory Commission on April 2, 2014. On May 20, 2014, the United States Department of the Treasury informed UNS Energy that the Committee on Foreign Investment in the United States completed its review of the Merger.

Completion of the Merger remains subject to the approval of the Arizona Corporation Commission and the satisfaction of other customary closing conditions.

UNS Energy expects the Merger to close by the end of 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: June 13, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer